Exhibit 99.1
                                                               ------------

LUCENT FIBER
OPTIC CABLE
COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
SEPTEMBER 30, 2000, 1999 AND 1998

LUCENT FIBER OPTIC CABLE
COMBINED FINANCIAL STATEMENTS
TABLE OF CONTENTS
------------------------------------------------------------------------------

                                                                   PAGE(S)

Report of Independent Accountants                                     1

Combined Balance Sheets as of September 30, 2000 and 1999             2

Combined Statements of Operations and Comprehensive Income (Loss)
for the years ended  September 30, 2000, 1999 and 1998                3

Combined Statements of Changes in Owner's Investment
for the years ended September 30, 2000, 1999 and 1998                 4

Combined Statements of Cash Flows for the years ended
September 30, 2000, 1999 and 1998                                     5

Notes to Combined Financial Statements                             6-21

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of Lucent Technologies Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and comprehensive income (loss), of changes in owner's investment and of cash flows present fairly, in all material respects, the financial position of Lucent Fiber Optic Cable ("FOC"), a product unit of the Optical Fiber Solutions ("OFS") division of Lucent Technologies Inc. ("Lucent"), at September 30, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of OFS management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, these combined financial statements have been derived from the consolidated financial statements and accounting records of Lucent, and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, OFS relies on Lucent and its other businesses for administrative, management and other services. Accordingly, these combined financial statements do not necessarily reflect the financial position, results of operations, comprehensive income (loss), changes in owner's investment and cash flows of FOC had it been a separate stand-alone entity, independent of Lucent.

PricewaterhouseCoopers LLP

Atlanta, Georgia
August 31, 2001

LUCENT FIBER OPTIC CABLE
COMBINED BALANCE SHEETS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

                                                                                                SEPTEMBER 30,
                                                                                           2000              1999
ASSETS
Current assets
   Cash and cash equivalents                                                              $     7,732      $      5,802
   Receivables, net of allowance for doubtful accounts of                                     343,116           229,475
     $14,518 and $5,588 in 2000 and 1999, respectively
   Inventories                                                                                166,851           181,691
   Deferred income taxes                                                                       25,266            10,023
   Other current assets                                                                         3,771             3,743
                                                                                      ----------------  ----------------

             Total current assets                                                             546,736           430,734

Property, plant and equipment, net                                                            792,716           655,665
Prepaid pension costs                                                                         164,469            76,650
Goodwill and other acquired intangibles, net                                                   23,940            15,288
Investments in affiliated companies accounted for under
   the equity method                                                                           17,722            19,262
Other assets                                                                                    3,157             5,544
                                                                                      ----------------  ----------------

             Total assets                                                                 $ 1,548,740      $  1,203,143
                                                                                      ----------------  ----------------

LIABILITIES, MINORITY INTEREST AND OWNER'S INVESTMENT
Current liabilities
   Accounts payable                                                                       $    92,648      $     58,232
   Payroll and benefits liabilities                                                            59,084            29,611
   Current portion of long-term debt                                                              905            25,734
   Warranty liabilities                                                                        42,984             4,253
   Deferred revenue                                                                            38,041            11,339
   Other current liabilities and accrued expenses                                              59,346            30,048
                                                                                      ----------------  ----------------

             Total current liabilities                                                        293,008           159,217

Post retirement benefit obligations                                                           173,375            91,542
Long-term debt                                                                                  4,735            23,402
Deferred income taxes                                                                          83,461            79,991
Other liabilities                                                                               6,230             6,749
                                                                                      ----------------  ----------------

                                                                                              560,809           360,901
                                                                                      ----------------  ----------------

Minority interest in equity of combined affiliates                                             54,536            50,742

Commitments and contingencies (Notes 7 and 11)

Owner's investment                                                                            933,395           791,500
                                                                                      ----------------  ----------------

             Total liabilities, minority interest and owner's investment                  $ 1,548,740      $  1,203,143
                                                                                      ----------------  ----------------

                    The accompanying notes are an integral part of these financial statements.


LUCENT FIBER OPTIC CABLE
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

                                                                         Years Ended September 30,
                                                                   2000             1999            1998

Revenues
   Revenues from external customers                               $1,295,658        $ 793,636       $ 697,141
   Revenues from Lucent and affiliates                               104,252           90,232          64,715
                                                               --------------  ---------------  --------------

                                                                   1,399,910          883,868         761,856
                                                               --------------  ---------------  --------------

Cost of revenues                                                   1,117,045          774,696         610,504
                                                               --------------  ---------------  --------------

Gross margin                                                         282,865          109,172         151,352
                                                               --------------  ---------------  --------------

Operating expenses
   Research and development                                           37,380           43,484          39,629
   Marketing and sales                                               105,461          112,001         106,595
   General and administrative                                         57,590           39,534          44,492
                                                               --------------  ---------------  --------------

             Total operating expenses                                200,431          195,019         190,716
                                                               --------------  ---------------  --------------

Operating income (loss)                                               82,434          (85,847)        (39,364)
                                                               --------------  ---------------  --------------

Interest expense, net                                                 (1,534)          (4,530)         (2,298)
Equity in earnings of affiliates                                       1,596            1,827           3,955
Other income, net                                                        399            2,194           4,536
                                                               --------------  ---------------  --------------

Income (loss) before income taxes and minority
   interest in combined affiliates                                    82,895          (86,356)        (33,171)
                                                               --------------  ---------------  --------------

Provision (benefit) for income taxes                                  30,767          (44,726)        (17,239)
                                                               --------------  ---------------  --------------

Income (loss) before minority interest in
   combined affiliates                                                52,128          (41,630)        (15,932)
                                                               --------------  ---------------  --------------

Minority interest in combined affiliates                              10,041           11,038           4,673
                                                               --------------  ---------------  --------------

Net income (loss)                                                     42,087          (52,668)        (20,605)

Other comprehensive income, net of tax
   Foreign currency translation adjustment                             1,986            1,633            (228)
                                                               --------------  ---------------  --------------

Comprehensive income (loss)                                       $   44,073        $ (51,035)      $ (20,833)
                                                               --------------  ---------------  --------------

                 The accompanying notes are an integral part of these financial statements.


LUCENT FIBER OPTIC CABLE
COMBINED STATEMENTS OF CHANGES IN OWNER'S INVESTMENT
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------


Balance at September 30, 1997                                                              $  564,454

   Net loss for the year ended September 30, 1998                                             (20,605)

   Net transfers from Lucent                                                                   79,914
                                                                                     -----------------

Balance at September 30, 1998                                                                 623,763

   Net loss for the year ended September 30, 1999                                             (52,668)

   Net transfers from Lucent                                                                  220,405
                                                                                     -----------------

Balance at September 30, 1999                                                                 791,500

   Net income for the year ended September 30, 2000                                            42,087

   Net transfers from Lucent                                                                   99,808
                                                                                     -----------------

Balance at September 30, 2000                                                               $ 933,395
                                                                                     -----------------

                 The accompanying notes are an integral part of these financial statements.


LUCENT FIBER OPTIC CABLE
COMBINED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------



                                                                                        Years Ended September 30,
                                                                                     2000                1999               1998

Operating activities
   Net income (loss)                                                             $  42,087         $  (52,668)         $  (20,605)
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities
       Depreciation and amortization                                                97,305             85,993              58,325
       Provision for doubtful accounts                                               1,874              2,695               3,683
       Loss on disposition                                                             981                  -                   -
       Income from equity method affiliates                                         (1,596)            (1,827)             (3,955)
       Deferred income taxes, net                                                  (11,773)            28,571                   -
       Minority interest in combined affiliates                                     10,041             11,038               4,673
   Changes in assets and liabilities, net of effects of acquisition and disposition
       Increase in receivables                                                    (115,251)           (41,746)            (30,129)
       Decrease (increase) in inventories                                           14,840            (70,297)             45,000
       Increase (decrease) in accounts payable                                      34,416             14,988              (7,616)
       Increase (decrease) in payroll and benefits liabilities                      29,473              6,751              (2,877)
       Increase in warranty liabilities                                             38,731              1,172               3,081
       Increase in deferred revenue                                                 26,702              9,552               1,787
       Change in pension assets and liabilities, net                                (5,986)           (28,397)             (4,161)
       Change in other operating assets and liabilities, net                        19,791             (2,155)             28,213
                                                                         ------------------  -----------------  ------------------

             Net cash provided by (used in) operating activities                   181,635            (36,330)             75,419
                                                                         ------------------  -----------------  ------------------

   Investing activities
     Capital expenditures                                                         (215,434)          (164,604)           (156,414)
     Disposition                                                                    (3,000)                 -                   -
     Acquisition, net of cash acquired                                             (52,583)           (16,468)                  -
                                                                         ------------------  -----------------  ------------------

             Net cash used in investing activities                                (271,017)          (181,072)           (156,414)
                                                                         ------------------  -----------------  ------------------

   Financing activities
     Transfers from Lucent                                                          99,808            220,405              79,914
     Debt (payments) issuances, net                                                 (8,496)             2,799                 234
                                                                         ------------------  -----------------  ------------------

             Net cash provided by financing activities                              91,312            223,204              80,148
                                                                         ------------------  -----------------  ------------------

Net increase (decrease) in cash and cash equivalents                                 1,930              5,802                (847)

Cash and cash equivalents at beginning of year                                       5,802                  -                 847
                                                                         ------------------  -----------------  ------------------

Cash and cash equivalents at end of year                                        $    7,732         $    5,802          $        -
                                                                         ------------------  -----------------  ------------------

                 The accompanying notes are an integral part of these financial statements.


LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

1.   BACKGROUND AND BASIS OF PRESENTATION

     BACKGROUND
     The combined financial statements present the financial position, results of operations and comprehensive income (loss) and cash flows of Lucent Fiber Optic Cable ("FOC"), product unit of the Optical Fiber Solutions ("OFS") division of Lucent Technologies Inc. ("Lucent"). FOC is a leading provider of fiber optic communications system components and services to the telecommunications service provider market and the telecommunications segment of the original equipment manufacturer market. FOC manufactures and sells optical fiber and cable and premise cable through its own direct and Lucent sales forces as well as through joint ventures and distributors. FOC manufacturing facilities are located in the United States, Brazil and Germany. FOC also has joint venture manufacturing operations in the United States and Russia. FOC is one product unit within OFS.

     Other OFS product units include specialty fiber devices located primarily in Denmark and the United States, OFS' China joint ventures and the fiber optic apparatus product unit. These product units are excluded from the accompanying combined financial statements.

     The combined financial statements are presented on a carve out basis and include the historical operations of FOC. No direct equity ownership relationship existed among all of the various units comprising FOC. Accordingly, Lucent and its subsidiaries' net investment in FOC is shown as owner's investment in lieu of stockholder's equity in the combined financial statements.

     BASIS OF PRESENTATION
     The combined financial statements have been derived from the consolidated financial statements and accounting records of Lucent using the historical results of operations and historical basis of the assets and liabilities of FOC, including certain assets, liabilities, revenues and expenses which were not historically recorded at FOC's level but are primarily associated with FOC. The combined financial statements include allocations, the bases for which management believes are reasonable. The combined financial statements may not necessarily reflect FOC's financial position, results of operations and cash flows that would have been recorded had FOC been a stand-alone company during the periods presented.

     The combined financial statements include allocations of certain OFS and Lucent corporate headquarters' ("Corporate") assets, liabilities, and expenses. General Corporate overhead has historically been included in the historical results of OFS based on the ratio of OFS' costs and expenses to Lucent's costs and expenses or based on OFS' revenue as a percentage of Lucent's total revenue. Once allocated to OFS, management has allocated these charges among its product units described above. The amounts allocated to FOC are primarily based on FOC's revenues as a percentage of OFS' total revenues. These allocations are costs associated with corporate finance, corporate information services, human resource services, corporate sales, and compensation and benefits.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     In addition to the above allocations, OFS is charged by Lucent for specific usage of Corporate functions. These charges are assessed based upon OFS' usage of real estate, computer servers and other related assets and human resources. The combined financial statements include a charge for specific usage of corporate functions based on FOC's revenues as a percentage of OFS' total revenues.

     The accompanying combined balance sheets and statements of operations also include allocations of assets, liabilities and expenses recorded at Corporate that relate to FOC based upon either specific identification, FOC's revenues as a percentage of total Lucent revenues or FOC's headcount and salaries as a percentage of total Lucent headcount and salaries. These allocations include compensation and benefit assets and liabilities and certain computer equipment and capitalized software held for internal use in Lucent Corporate accounts and related expenses. These corporate allocations have not historically been included in FOC's financial statements but are included herein for carve out purposes.

     FOC  employees are currently  participants  in the Lucent  pension and
     post-retirement            benefit           plans.           Pension,
     post-retirement/post-employment and other compensation and benefit charges are allocated to FOC based on the headcount and salary levels associated with FOC's employees for the periods presented.

     The following tables summarize Corporate, compensation and benefit costs, and other allocations made by Lucent to the combined statements of operations of FOC:


                                                                     Years Ended September 30,
                                                                2000           1999            1998
     Allocations to FOC
       Lucent Corporate charges                               $   62,779      $   61,382     $   63,617
       Marketing and sales charges                                77,537          84,641         85,404
       Pension credit                                            (24,966)         (8,176)        (9,125)
       Post-retirement and post-employment charges                 5,475           4,526          6,980
       Other compensation and benefit charges                     12,702           3,431          9,417
                                                            -------------  --------------  -------------

                                                              $  133,527      $  145,804     $  156,293
                                                            -------------  --------------  -------------

     Classification of allocations in the Statements
       of Operations
       Cost of revenues                                       $   29,630      $   21,796     $   29,860
       Research and development                                   10,927          16,969         15,201
       Marketing and sales                                        59,338          72,303         74,457
       General and administrative                                 33,632          34,736         36,775
                                                            -------------  --------------  -------------

                                                              $  133,527      $  145,804     $  156,293
                                                            -------------  --------------  -------------

     CASH AND CASH EQUIVALENTS
     Cash and cash equivalents in the combined financial statements represent amounts held by FOC's combined ventures. Lucent uses a centralized approach to cash management and the financing of its operations. Cash deposits from FOC's business are transferred to Lucent on a regular basis and are netted against the owner's net investment account.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     As a result, Lucent's cash, cash equivalents and debt held at the Corporate level (and related interest income or expense) were not allocated to FOC in the combined financial statements. Changes in owner's investment includes any funding required from Lucent for working capital or capital expenditure requirements after giving effect to FOC's transfers to Lucent of its cash flows from operations. As described above, FOC is a participant in Lucent's centralized cash management program. As a result, FOC will remit proceeds generated from the business to Lucent and draw cash from Lucent to support its working capital and capital expenditure needs in fiscal 2001. FOC does not maintain a treasury function independent of the treasury services provided by Lucent. Functions such as credit and foreign currency risk management strategies are carried out in the aggregate at the Corporate level.

     ACCOUNTS RECEIVABLE
     OFS operates as a division within a reportable segment of Lucent. As such, FOC's historical combined financial statements only specifically identified the accounts receivable balances associated with certain combined ventures not subject to the Corporate management function previously described. The accounts receivable balances reported in the accompanying combined financial statements for entities subject to Corporate cash management were derived by calculating days of sales outstanding ("DSO") metrics consistent with the accounts receivable experience for the four largest customers, which accounted for 39%, 19% and 20% of FOC revenue in fiscal 2000, 1999 and 1998, respectively. This metric was applied against the revenues specifically generated by those customers. The specific regional DSO was applied against the remainder of the revenues not associated with those four customers. FOC's share of the allowance for doubtful accounts has been computed based upon FOC's accounts receivable as a percentage of total Lucent's Service Provider Networks division accounts receivable.

     PENSION ASSETS AND BENEFIT OBLIGATION
     The prepaid pension asset allocation represents FOC's allocated share of Lucent's pension plan asset based on the headcount and salary levels associated with FOC employees for the periods presented. Benefit obligations primarily consist of FOC's allocated share of Lucent's post retirement plan liability and are based on the headcount and salary levels associated with FOC's employees for the periods presented.

     ACCOUNTS PAYABLE
     Historically, the accounts payable balance was tracked only for the combined ventures domestically and internationally. However, for September 30, 2000 and 1999 all accounts payable balances related to the U.S. entities, other than for materials purchases, were specifically identified. Where specific identification of materials purchases could not be performed, the accounts payable was derived by calculating days payable outstanding metrics consistent with the experience for the five largest vendors from which FOC receives materials. This metric was applied against materials purchased from all vendors.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

2.   PENDING SALE OF OFS

     On July 24, 2001, Lucent announced that it has entered into an agreement to sell OFS to The Furukawa Electric Co., Ltd. ("Furukawa") and Corning Incorporated ("Corning") for an aggregate purchase price of $2.75 billion. Lucent will receive $2.525 billion from Furukawa for the major portion of the business. Corning will pay $225 million for two Chinese joint ventures: Lucent Technologies Shanghai Fiber Optic Co. Ltd. and Lucent Technologies Beijing Fiber Optic Cable Co., Ltd. In addition, Furukawa and CommScope, Inc. ("CommScope") have agreed to form joint ventures that will own and operate FOC. These transaction closings are subject to U.S. and foreign governmental approvals and other customary closing conditions.

     These combined financial statements do not necessarily reflect the assets, liabilities and equity that will be transferred to Furukawa and Corning (the "Buyers") upon consummation of the transaction. Based upon the terms and conditions of the transaction, the significant items transferred to the Buyers include inventories, property, plant and equipment, leases, intellectual property, existing customer contracts and Lucent's equity interests held in OFS joint ventures. Other items, including the remaining assets and liabilities of OFS, such as accounts receivable, accounts payable and product warranty obligations, will remain with Lucent. Upon closing of the transaction, employees of OFS will become fully vested in their Lucent stock options. OFS employees will have 90 days from the date of transaction closing to exercise their stock options.


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF COMBINATION
     The combined financial statements include majority-owned subsidiaries of Lucent that are associated with FOC. Investments in which Lucent exercises significant influence, but which it does not control, are accounted for under the equity method of accounting. All material intercompany transactions and balances have been eliminated. Transactions between FOC and Lucent are included in these combined financial statements.

     USE OF ESTIMATES
     The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for accounts receivable, inventory obsolescence, product warranty, depreciation and taxes, as well as any other accounts which were the subject of allocation methods for purposes of the carve out.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     FOREIGN CURRENCY
     For operations outside of the United States that prepare financial statements in currencies other than the U.S. dollar, results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at end of period exchange rates. Foreign currency translation adjustments were not significant. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's functional currency) are included in the combined statements of operations.

     REVENUE RECOGNITION
     Revenue  is  generally  recognized  when all  significant  contractual obligations have been satisfied and collection of the resulting receivable is reasonably assured. Revenue from products is recognized at time of delivery after consideration of all the terms and conditions of the customer contract. Revenues associated with intellectual property and technology transfer agreements are not included in the accompanying combined financial statements.

     In December 1999, the SEC issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements and requires adoption no later than the fourth quarter of fiscal 2001. Lucent is currently evaluating the impact of SAB 101 and its related interpretations to determine the effect it will have on Lucent's consolidated financial position and results of operations.

     SHIPPING AND HANDLING COSTS
     Shipping and handling fees related to sales transactions are billed to customers and recorded as revenue. Shipping and handling costs incurred are recorded in cost of revenues.

     RESEARCH AND DEVELOPMENT COSTS
     Research and development costs are charged to expense as incurred. Research and development includes an allocation from Lucent to fund a portion of the costs of basic research conducted by Lucent's Bell Laboratories.

     CASH AND CASH EQUIVALENTS
     Cash and cash equivalents represent amounts held by FOC's combined ventures. All highly liquid investments with maturities of three months or less are considered to be cash equivalents.

     INVENTORIES
     Inventories are stated at the lower of cost (determined principally on a first-in, first-out basis) or market.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment are recorded at cost. Depreciation is determined using a combination of accelerated and straight-line methods over the estimated useful lives of the various asset classes. Estimated lives range from three to twelve years for machinery, electronic and other equipment, and forty years for buildings.

     Major renewals and improvements are capitalized and minor replacements, maintenance and repairs are charged to operations as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the combined balance sheets and any gain or loss is reflected in the combined statements of operations.

     INTERNAL USE SOFTWARE
     Lucent adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," on October 1, 1999. Certain costs of computer software developed or obtained for internal use, that were previously expensed as incurred, are capitalized and amortized on a straight-line basis over three years. Costs for general and administrative overhead, maintenance and training, as well as the cost of software that does not add functionality to the existing system, are expensed as incurred. Software developed for internal use of $9,400 was capitalized during the year ended September 30, 2000.

     GOODWILL AND OTHER ACQUIRED INTANGIBLES
     Goodwill and other acquired intangibles are amortized on a straight-line basis over the periods benefited, principally in the range of 5 to 8 years. Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for under the purchase method.

     IMPAIRMENT OF GOODWILL AND OTHER LONG-LIVED ASSETS
     Goodwill and other long-lived assets are reviewed for impairment whenever events such as product discontinuance, plant closures, product dispositions or other changes in circumstances indicate that the carrying amount may not be recoverable. When such events occur, FOC compares the carrying amount of the assets to undiscounted expected future cash flows. If this comparison indicates that there is an impairment, the amount of the impairment is calculated using discounted expected future cash flows.

     For purposes of enterprise goodwill, potential impairment is measured on the basis of undiscounted cash flows.

     ACCRUED PRODUCT WARRANTY COSTS
     FOC offers a wide variety of warranty terms for its products. All warranty obligations anticipated to be fulfilled beyond one year are classified as noncurrent liabilities.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     INCOME TAXES
     Historically, FOC's operations have been included in Lucent's consolidated income tax returns. Income tax expense in these combined financial statements has been calculated on a separate tax return basis. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Lucent is managing its tax position for the benefit of its entire portfolio of businesses, and its tax strategies are not necessarily reflective of the tax strategies that FOC would have followed or will follow as a stand-alone entity.

     CONCENTRATION OF CREDIT RISK
     FOC expects a significant portion of its future revenues to continue to be generated by a limited number of customers. The loss of any of these customers or any substantial reduction in orders by any of these customers could materially and adversely affect FOC's operating results.

     RISKS AND UNCERTAINTIES
     FOC operates in certain foreign jurisdictions, which present certain macro-economic and regulatory risks and uncertainties. Areas of uncertainty include the likely future direction of economic and regulatory policy, as well as political developments. In certain instances, commercial and tax legislation contains provisions allowing for more than one interpretation. Accordingly, management's judgement concerning certain business transactions may not coincide with the interpretation of the same activities by the tax authorities. Additionally, the telecommunications industry remains highly regulated and restrictions in certain foreign countries may limit the degree in which foreign-owned entities may operate. Management of FOC is unable to predict what changes in conditions may occur and what the effects of such changes may have on the financial position and results of operations of FOC.

     RECENT ACCOUNTING PRONOUNCEMENTS
     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes new accounting and reporting standards for derivative financial instruments and for hedging activities. SFAS 133 requires Lucent to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on Lucent's rights or obligations under the applicable derivative contract. In June 1999, the FASB issued SFAS 138, which deferred the effective date of adoption of SFAS 133 for one year. Lucent adopted SFAS 133 in the first quarter of fiscal 2001, and it did not have a material impact on FOC's combined financial position, results of operations or cash flows.

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations" ("SFAS 141"), and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under these new standards, all acquisitions subsequent to June 30, 2001 must be accounted for under the purchase method of accounting, and purchased goodwill is no longer amortized over its useful life. Rather, goodwill will be subject to a periodic impairment test based upon its fair value. SFAS 142 is effective for Lucent in fiscal year 2003, although earlier adoption is permitted. Lucent is currently evaluating the potential effect of the

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     implementation of these two standards on its financial condition and results of operations as well as the timing of its adoption.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. As used in this Statement, a legal obligation is an obligation that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS 143 shall be effective for financial statements issued for fiscal years beginning after June 15, 2002. Lucent is currently evaluating the potential effect of the implementation of this standard on its financial condition and results of operations as well as the timing of its adoption.

4.   SUPPLEMENTARY FINANCIAL INFORMATION

                                                                                        September 30,
                                                                                   2000              1999
     Inventories
       Raw materials                                                               $   10,648       $   16,311
       Work-in-process                                                                 91,338          118,458
       Finished goods                                                                  64,865           46,922
                                                                              ----------------  ---------------

             Total inventories                                                     $  166,851       $  181,691
                                                                              ----------------  ---------------

     Property, plant and equipment, net
       Land and improvements                                                       $   26,983       $   24,361
       Buildings and improvements                                                     259,089          244,193
       Machinery, electronic and other equipment                                    1,085,861          898,705
       Construction-in-progress                                                         7,603            2,793
                                                                              ----------------  ---------------

             Total property, plant and equipment                                    1,379,536        1,170,052

       Less: accumulated depreciation                                                (586,820)        (514,387)
                                                                              ----------------  ---------------

             Property, plant and equipment, net                                    $  792,716       $  655,665
                                                                              ----------------  ---------------


                                                                        Years Ended September 30,
                                                                     2000              1999              1998
     Depreciation of property, plant
       and equipment                                            $   95,035        $   85,879        $   58,325

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

5.   ACQUISITION AND DISPOSITION

     ACQUISITION
     On July 21, 1999, Lucent began its cash tender offer for the outstanding shares of SpecTran Corporation ("SpecTran"), a designer and manufacturer of fiber-optic products, which are included in the FOC business, and of specialty optical fiber products, which represent another product line within OFS . The tender offer expired on August 31, 1999, and Lucent thereafter accepted and paid for shares giving it a 61 percent interest in SpecTran. On February 4, 2000, Lucent acquired the remaining shares of SpecTran, resulting in a total purchase price of approximately $68,000 plus the assumption of $35,000 in SpecTran debt. The acquisition was accounted for under the purchase method of accounting. As a result of the purchase price allocation, Lucent recorded approximately $43,000 of intangible assets ($25,000 of goodwill and $18,000 of existing technology). For purposes of these combined financial statements, management allocated $21,400 of intangible assets to FOC. The remaining intangible assets of $21,600 were allocated to another product unit within OFS. The basis of allocation used by management was the computed fair value of the fiber-optic and specialty optical fiber products businesses at the date of acquisition. The goodwill and existing technology are being amortized over their estimated useful lives of 8 years and 5 years, respectively. When SpecTran became wholly-owned in 2000, the related minority interest balance was eliminated. The pro forma effects of this acquisition are not shown as they are not material.

     DISPOSITION
     In  January  of  2000,   Lucent   sold  its   interest  in  an  Indian
     manufacturing facility as part of an overall strategy to exit the India cable business. The sale included the transfer of the property, plant and equipment associated with the facility, a payment of $3,000 by Lucent, as well as the transition of the existing management team and workforce of Lucent to the buyer. In exchange, Lucent was relieved of $12,000 in customer and supplier obligations. This disposition resulted in a loss reflected in FOC's combined statement of operations of $981 in fiscal 2000.


6.   TRANSACTIONS WITH LUCENT

     FOC transacts sales with OFS' China joint ventures. The aggregate outstanding receivables from China totaled $13,634 and $12,928 as of September 30, 2000 and 1999, respectively. These receivable balances were calculated consistent with the method described in Note 1.

     FOC transacts purchases from OFS' Danish entity. The aggregate outstanding payables to Denmark totaled $15,881 and $7,983 as of September 30, 2000 and 1999, respectively. FOC purchases from OFS' Danish entity were $107,764, $85,498, and $41,473 in 2000, 1999 and
     1998, respectively.

     The activity in the net transfers from Lucent account in the combined statements of changes in owner's investment and of cash flows represents the net effect of the Corporate allocations and transfers resulting from the carve out process and the Corporate cash management function.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

7.   COMMITMENTS AND CONTINGENCIES

     OFS has from time to time been involved in legal proceedings and litigation arising in the ordinary course of OFS business. In the opinion of management, the outcome of all current proceedings, claims and litigation will not materially affect FOC's combined financial position.

     OFS has five supply agreements in place with key suppliers that extend beyond fiscal 2000. The agreements commit FOC to purchases of $1.5 billion and are effective through 2005. Penalty clauses are also included in the agreements and are based on the failure of FOC to purchase agreed upon volumes.

     LEASES
     Lucent leases land, building and equipment under agreements that expire in various years. Rental expense under operating leases for FOC was $758, $162 and $11 for the years ended September 30, 2000, 1999 and 1998, respectively. The table below shows the future minimum lease payments due under non-cancelable operating leases at September 30, 2000:


      Years Ended
     September 30,

         2001                                                  $    947
         2002                                                       232
         2003                                                        89
         2004                                                        89
         2005                                                        89
         Thereafter                                                   -
                                                         ---------------

                                                               $  1,446
                                                         ---------------

8.   STOCK COMPENSATION PLANS

     During 2000, 1999, 1998 and in prior years, certain employees of FOC were granted stock options under Lucent's stock-based compensation plans. Stock options generally are granted with an exercise price equal to 100% of the market value of a share of common stock on the date of grant, have two to ten-year terms and vest within four years from the date of grant.

     During 2000, 1999 and 1998, FOC employees were also eligible to participate in the Lucent Employee Stock Purchase Plan ("ESPP"). Under the terms of the ESPP, eligible employees may have up to 10% of eligible compensation deducted from their pay to purchase common stock. The per share purchase price is 85% of the average high and low per share trading price of Lucent's common stock on the last trading day of each month. In fiscal 2000, 1999, and 1998, 145, 73 and 148 shares, respectively, were purchased by FOC employees under the ESPP at a weighted average price per share of $46.75, $43.60 and $23.23, respectively.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     Lucent, as permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") applies Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its plans.

     If FOC had elected to adopt the fair value recognition provisions of SFAS 123 for its stock options plans and the ESPP, net income (loss) would have been changed to the pro forma amounts indicated below:


                                           YEARS ENDED SEPTEMBER 30,
                                   2000               1999               1998
     NET INCOME (LOSS)
       As reported           $    42,087        $   (52,668)       $   (20,605)
       Pro forma                  34,901            (55,160)           (22,508)


     The fair value of stock  options  used to compute pro forma net income
     (loss) disclosures is the estimated fair value at grant date using the Black-Scholes option-pricing model with the following assumptions:

                                                  YEARS ENDED SEPTEMBER 30,
                                               2000        1999         1998
     WEIGHTED AVERAGE ASSUMPTIONS
       Dividend yield                          .22%        .13%        .22%
       Expected volatility                      39%       34.2%       29.3%
       Risk free interest rate                 6.2%        5.6%        5.3%
       Expected holding period (in years)       2.7         4.0         5.0

     The weighted average fair value of Lucent's stock options, calculated using the Black-Scholes option-pricing model, granted during the years ended September 30, 2000, 1999 and 1998 is $15.94, $19.90 and $12.31
     per share, respectively.


9.   INCOME TAXES

     FOC is a product unit of the OFS division of Lucent. Therefore, its operations are included in the consolidated U.S. federal income tax return filed by Lucent. Related amounts due to or from Lucent, if any, for U.S. income taxes are considered settled with Lucent in the accompanying financial statements.

     In most foreign jurisdictions, its operations are included in the tax return filed by the foreign legal entity in the respective foreign jurisdiction.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     The following table presents the principal reasons for the difference between the effective tax rate and the United States federal statutory income tax rate:

                                                               YEARS ENDED SEPTEMBER 30,
                                                           2000         1999        1998

     U.S. Federal statutory income tax rate                35.0%        35.0%       35.0%

     State and local income taxes, net of federal
       income tax effect                                    1.6%         4.3%        6.5%
     Non-U.S. earnings taxed at different rates            (4.4%)       (0.1%)          -
     Valuation allowance                                   15.0%            -           -
     Research credits                                      (4.3%)        2.3%        3.2%
     Foreign sales corporation                             (1.7%)        4.7%        1.8%
     Other differences, net                                 1.0%        (0.3%)      (0.9%)
                                                      -----------  -----------  ----------

     Effective income tax rate                             42.2%        45.9%       45.6%
                                                      -----------  -----------  ----------


     The following table presents the provision (benefit) for income taxes:


                                                              YEARS ENDED SEPTEMBER 30,
                                                        2000           1999            1998
     Current
       Federal                                         $  41,170    $ (64,433)  $ (13,434)
       State and local                                     1,370       (9,177)     (3,805)
                                                      -----------  -----------  ----------
                                                          42,540      (73,610)    (17,239)
                                                      -----------  -----------  ----------

     Deferred
       Federal                                           (12,189)      26,185           -
       State and local                                       416        2,699           -
                                                      -----------  -----------  ----------
                                                         (11,773)      28,884           -
                                                      -----------  -----------  ----------
     Provision (benefit) for income taxes              $  30,767    $ (44,726)  $ (17,239)
                                                      -----------  -----------  ----------


     As of September 30, 2000, FOC had non-U.S. net operating loss carryforwards in Germany of $18,952 which may be carried forward indefinitely. Management has analyzed the deferred tax asset related to the net operating loss and has established a valuation allowance since they believe this deferred tax asset does not meet the more likely than not standard.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     The components of deferred tax assets and liabilities at September 30, 2000 and 1999 are as follows:


                                                                  SEPTEMBER 30,
                                                                2000          1999
     Deferred income tax assets
       Benefit obligations                                 $    9,557    $    9,118
       Reserves and allowances                                 25,266        10,023
       Net operating loss/credit carryforwards                 10,689             -
       NOL valuation allowance                                (10,689)            -
                                                          ------------  ------------

             Total deferred tax assets                         34,823        19,141
                                                          ------------  ------------

     Deferred income tax liabilities
       Property, plant and equipment                           89,927        85,299
       Other                                                    3,091         3,810
                                                          ------------  ------------

             Total deferred tax liabilities                $   93,018    $   89,109
                                                          ------------  ------------


10.  SEGMENT REPORTING

     FOC has identified the following geographic reportable segments: North America, Europe/Middle East/Africa, and Other. Other includes Central America, Latin America and Asia Pacific. The chief operating decision-makers of FOC evaluate the business on a global basis with consideration of resource allocation on a geographic basis. The accounting policies of the segments are the same as described in the summary of significant accounting policies. FOC evaluates segment performance based on operating income. Revenues for each segment are based on the location of the third-party customer. All intercompany transactions between segments have been eliminated. Segment results for 2000, 1999, and 1998 are as follows:

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------



                                                                   EUROPE/
                                                                   MIDDLE
                                                    NORTH           EAST/                          COMBINED
                                                   AMERICA         AFRICA           OTHER            TOTAL
                                                --------------  --------------  ---------------  --------------
     YEAR ENDED SEPTEMBER 30, 2000
     Total revenues                               $ 1,217,887      $   87,731       $   94,292     $ 1,399,910
     Depreciation and amortization                     94,305           2,995                5          97,305
     Operating income (loss)                          141,210         (53,872)          (4,904)         82,434
     Long-lived assets                                766,299          19,378            7,039         792,716
     Capital expenditures                             195,814          13,488            6,132         215,434

     YEAR ENDED SEPTEMBER 30, 1999
     Total revenues                                $  681,414       $  73,676       $  128,778     $   883,868
     Depreciation and amortization                     84,993           1,000                -          85,993
     Operating loss                                   (61,299)        (12,818)         (11,730)        (85,847)
     Long-lived assets                                639,304           8,883            7,478         655,665
     Capital expenditures                             160,017           4,587                -         164,604

     YEAR ENDED SEPTEMBER 30, 1998
     Total revenues                                $  613,827      $    9,910       $  138,119      $  761,856
     Depreciation and amortization                     57,386             939                -          58,325
     Operating (loss) income                          (76,684)        (25,970)          63,290         (39,364)
     Long-lived assets                                539,582           5,244            8,098         552,924
     Capital expenditures                             156,414               -                -         156,414


     Historically, FOC has relied on a limited number of customers for a substantial portion of its total revenues. Revenues from one customer accounted for approximately 14% of revenue and one customer accounted for 10% of combined revenues in fiscal 2000, principally in the North America segment. No individual customers exceeded 10% of combined revenues for fiscal 1999 or 1998.


11.  FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, investments, receivables, payables, debt maturing within one year and long-term debt obligations contained in the combined balance sheets approximate fair value.

     CREDIT RISK AND MARKET RISK
     By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The contract or notional amounts of these instruments reflect the extent of involvement Lucent has in particular classes of financial instruments. The maximum potential loss may exceed any amounts recognized in the combined balance sheets.

     As previously described, risk management strategies are carried out in the aggregate at the Corporate level. Lucent seeks to reduce credit risk on financial instruments by dealing only with financially secure counterparties. Exposure to credit risk is controlled through credit approvals, credit limits and continuous monitoring procedures. Reserves for losses are established when deemed necessary. Lucent seeks to limit its exposure to credit risks in any single country or region.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     All financial instruments inherently expose the holders to market risk, including changes in currency and interest rates. Lucent manages its exposure to these market risks through its regular operating and financing activities and when appropriate, through the use of derivative financial instruments.

     DERIVATIVE FINANCIAL INSTRUMENTS
     Lucent conducts its business on a multinational basis in a wide variety of foreign currencies. Consequently, Lucent enters into various foreign exchange forward and option contracts to manage its exposure against adverse changes in those foreign exchange rates. The notional amounts for foreign exchange forward and option contracts represent the U.S. dollar equivalent of an amount exchanged. Generally, foreign currency exchange contracts are designated for firmly committed or forecasted sales and purchases that are expected to occur in less than one year. Gains and losses on all hedged contracts for firmly committed transactions and option contracts for anticipated transactions are deferred in other current assets and liabilities, are recognized in operations when the transactions occur, and are not material to the combined financial statements for the years ended September 30, 2000, 1999 and 1998. All other gains and losses on foreign currency exchange contracts are recognized in the statement of operations as other expense, net as the exchange rates change.

     Lucent engages in foreign currency hedging activities to reduce the risk that changes in exchange rates will adversely affect the eventual net cash flows resulting from the sale of products to foreign customers and purchases from foreign suppliers. Hedge accounting treatment is appropriate for a derivative instrument when changes in the value of the derivative instrument are substantially equal, but opposite, to changes in the value of the exposure being hedged. Lucent believes that it has achieved risk reduction and hedge effectiveness, because the gains and losses on its derivative instruments substantially offset the losses and gains on the assets, liabilities and transactions being hedged. Hedge effectiveness is periodically measured by comparing the change in fair value of each hedged foreign currency exposure at the applicable market rate with the change in market value of the corresponding derivative instrument.

     To date, FOC has not been engaged in any significant foreign currency hedging activities or foreign exchange forward and option contracts.

     NON-DERIVATIVE AND OFF-BALANCE-SHEET INSTRUMENTS
     Requests for providing commitments to extend credit and financial guarantees are performed and approved at the Corporate level. Corporate management regularly reviews all outstanding commitments, letters of credit and financial guarantees, and the results of these reviews are considered in assessing the adequacy of reserves for possible credit and guarantee losses.

     COMMITMENTS TO EXTEND CREDIT
     Commitments to extend credit to third parties are conditional agreements generally having fixed expiration or termination dates and specific interest rates and purposes. In certain situations, credit may not be available for draw down until certain conditions are met.

LUCENT FIBER OPTIC CABLE
NOTES TO COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

     GUARANTEES OF DEBT
     From time to time, Lucent guarantees the financing for product purchases by customers. Requests for providing such guarantees are performed and approved at the Corporate level. Certain financial guarantees are assigned to a third-party reinsurer.

     The following table presents non-derivative and off-balance-sheet instruments for amounts committed and the amounts drawn-down on such instruments related to FOC. These instruments may expire without being drawn upon. Therefore, the amounts committed but not drawn-down do not necessarily represent future cash flows.


                                              AMOUNTS COMMITTED            AMOUNTS OUTSTANDING
                                                SEPTEMBER 30,                 SEPTEMBER 30,
                                              2000          1999            2000          1999

     Commitments to extend credit        $  16,000       $  7,000        $     -        $     -
     Guarantees of debt                      4,400              -          4,100              -


LUCENT FIBER
OPTIC CABLE
UNAUDITED CONDENSED COMBINED
FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED
JUNE 30, 2001 AND 2000

LUCENT FIBER OPTIC CABLE
UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
TABLE OF CONTENTS
-------------------------------------------------------------------------------


                                                                   PAGE

Condensed Combined Balance Sheets
   as of June 30, 2001 (Unaudited) and September 30, 2000            2

Unaudited Condensed Combined Statements of Operations and
   Comprehensive Income (Loss) for the nine months ended
   June 30, 2001 and 2000                                            3

Unaudited Condensed Combined Statements of Cash Flows
   for the nine months ended June 30, 2001 and 2000                  4

Notes to Unaudited Condensed Combined Financial Statements
   For the nine months ended June 30, 2001 and 2000                5 - 10

LUCENT FIBER OPTIC CABLE
CONDENSED COMBINED BALANCE SHEETS
(U.S. DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                           (UNAUDITED)
                                                                            June 30,             September 30,
                                                                              2001                     2000

ASSETS
Current assets
   Cash and cash equivalents                                                  $     1,963          $     7,732
   Receivables, net of allowance for doubtful accounts                            280,384              343,116
   Inventories                                                                    208,127              166,851
   Deferred income taxes                                                           30,139               25,266
   Other current assets                                                             6,798                3,771
                                                                           ---------------       --------------

             Total current assets                                                 527,411              546,736

Property, plant and equipment, net                                                946,882              792,716
Prepaid pension costs                                                             270,538              164,469
Goodwill and other acquired intangibles, net                                       20,285               23,940
Investments in affiliated companies accounted for under
   the equity method                                                               18,948               17,722
Other assets                                                                       10,959                3,157
                                                                           ---------------        -------------

             Total assets                                                     $ 1,795,023          $ 1,548,740
                                                                           ---------------        -------------

LIABILITIES, MINORITY INTEREST AND OWNER'S INVESTMENT
Current liabilities
   Accounts payable                                                           $   135,937          $    92,648
   Payroll and benefits liabilities                                                36,601               59,084
   Current portion of long-term debt                                                2,830                  905
   Warranty liabilities                                                            49,020               42,984
   Deferred revenue                                                                19,337               38,041
   Other current liabilities and accrued expenses                                  30,263               59,346
                                                                           ---------------         ------------

             Total current liabilities                                            273,988              293,008

Post retirement benefit obligations                                               282,071              173,375
Long-term debt                                                                      4,814                4,735
Deferred income taxes                                                             105,729               83,461
Other liabilities                                                                   4,694                6,230
                                                                           ---------------        -------------

                                                                                  671,296              560,809
                                                                           ---------------        -------------

Minority interest in equity of combined affiliates                                 61,565               54,536

Owner's investment                                                              1,062,162              933,395
                                                                           ---------------        -------------

             Total liabilities, minority interest and owner's investment      $ 1,795,023          $ 1,548,740
                                                                           ---------------        -------------


 The accompanying notes are an integral part of these unaudiated condensed combined financial statements.


                                     2


LUCENT FIBER OPTIC CABLE
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS)
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

                                                                                  NINE MONTHS ENDED
                                                                              JUNE 30,           JUNE 30,
                                                                                2001               2000
Revenues
   Revenues from external customers                                   $      1,029,251   $        916,809
   Revenues from Lucent and affiliates                                         105,998             58,684
                                                                      -----------------  -----------------
                                                                             1,135,249            975,493
                                                                      -----------------  -----------------
Cost of revenues                                                               830,176            829,357
                                                                      -----------------  -----------------
Gross margin                                                                   305,073            146,136
                                                                      -----------------  -----------------
Operating expenses
   Research and development                                                     36,804             26,423
   Marketing and sales                                                          71,760             75,346
   General and administrative                                                   33,858             55,150
                                                                      -----------------  -----------------
             Total operating expenses                                          142,422            156,919
                                                                      -----------------  -----------------
Operating income (loss)                                                        162,651            (10,783)
                                                                      -----------------  -----------------
Interest expense, net                                                             (874)            (1,490)
Equity in earnings of affiliates                                                 2,412                877
Other (expense)  income, net                                                      (516)               498
                                                                      -----------------  -----------------
Income (loss) before income taxes and minority
   interest in combined affiliates                                             163,673            (10,898)
                                                                      -----------------  -----------------
Provision (benefit) for income taxes                                            56,467             (6,647)
                                                                      -----------------  -----------------
Income (loss) before minority interest in
   combined affiliates                                                         107,206             (4,251)
                                                                      -----------------  -----------------
Minority interest in combined affiliates                                        11,511              9,351
                                                                      -----------------  -----------------
Net income (loss)                                                     $         95,695   $        (13,602)
                                                                      -----------------  -----------------
Other comprehensive income                                            $          2,670   $          2,087
                                                                      -----------------  -----------------
Comprehensive income (loss)                                           $         98,365   $        (11,515)
                                                                      -----------------  -----------------


 The accompanying notes are an integral part of these unaudiated condensed combined financial statements.


                                     3


LUCENT FIBER OPTIC CABLE
UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

                                                                                           NINE MONTHS ENDED
                                                                                               JUNE 30,
                                                                                       2001                2000
Operating activities
   Net income (loss)                                                        $         95,695    $       (13,602)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities
       Depreciation and amortization                                                  81,929             69,370
       Provision for doubtful accounts                                                 1,732              1,648
       Loss on disposition                                                                 -                981
       Income from equity method affiliates                                           (2,412)              (877)
       Deferred income taxes, net                                                     17,395            (13,974)
       Minority interest in combined affiliates                                       11,511              9,351
   Changes in assets and liabilities, net of effects of acquisition and disposition
       Decrease (increase) in receivables                                             61,000            (86,479)
       (Increase) decrease in inventories                                            (41,276)            36,886
       Increase in accounts payable                                                   43,289             25,786
       (Decrease) increase in payroll and benefits liabilities                       (22,483)            12,985
       Increase in warranty liabilities                                                6,036             12,900
       Decrease in deferred revenue                                                  (18,704)            (2,541)
       Change in pension assets and liabilities, net                                   2,628             12,367
       Change in other operating assets and liabilities, net                         (53,867)            13,229
                                                                           ------------------  -----------------
             Net cash provided by operating activities                               182,473             78,030
                                                                           ------------------  -----------------
   Investing activities
     Capital expenditures                                                           (223,318)          (117,073)
     Disposition                                                                           -             (3,000)
     Acquisition, net of cash acquired                                                     -            (52,583)
                                                                           ------------------  -----------------
             Net cash used in investing activities                                  (223,318)          (172,656)
                                                                           ------------------  -----------------
   Financing activities
     Transfers from Lucent                                                            33,072            106,359
     Debt issuances (payments), net                                                    2,004            (13,783)
                                                                           ------------------  -----------------
             Net cash provided by financing activities                                35,076             92,576
                                                                           ------------------  -----------------
Net decrease in cash and cash equivalents                                             (5,769)            (2,050)

Cash and cash equivalents at beginning of year                                         7,732              5,802
                                                                           ------------------  -----------------
Cash and cash equivalents at end of year                                   $           1,963   $          3,752
                                                                           ------------------  -----------------

 The accompanying notes are an integral part of these unaudiated condensed combined financial statements.


                                     4


LUCENT FIBER OPTIC CABLE
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

1.   BACKGROUND AND BASIS OF PRESENTATION

     BACKGROUND
     The unaudited condensed combined financial statements present the financial position, results of operations, comprehensive income (loss) and cash flows of Lucent Fiber Optic Cable ("FOC"), a product unit of the Optical Fiber Solutions ("OFS") division of Lucent Technologies Inc. ("Lucent"). FOC is a leading provider of fiber optic communications system components and services to the telecommunications service provider market and the telecommunications segment of the original equipment manufacturer market. FOC manufactures and sells optical fiber and cable and premise cable through its own direct and Lucent sales forces as well as through joint ventures and distributors. FOC manufacturing facilities are located in the United States, Brazil and Germany. FOC also has joint venture manufacturing operations in the United States and Russia. FOC is one product unit within OFS.

     Other OFS product units include specialty fiber devices located primarily in Denmark and the United States, OFS' China joint ventures and the fiber optic apparatus product unit. These product units are excluded from the accompanying unaudited condensed combined financial statements.

     The unaudited condensed combined financial statements are presented on a carve out basis and include the historical operations of FOC. No direct equity ownership relationship existed among all of the various units comprising FOC. Accordingly, Lucent and its subsidiaries' net investment in FOC is shown as owner's investment in lieu of stockholder's equity in the unaudited condensed combined financial statements.

     BASIS OF PRESENTATION
     The unaudited condensed combined financial statements have been derived from the unaudited consolidated financial statements and accounting records of Lucent using the historical results of operations and historical basis of the assets and liabilities of FOC, including certain assets, liabilities, revenues and expenses which were not historically recorded at FOC's level but are primarily associated with FOC. The unaudited condensed combined financial statements include allocations, the bases for which management believes are reasonable. The unaudited condensed combined financial statements may not necessarily reflect FOC's financial position, results of operations and cash flows that would have been recorded had FOC been a stand-alone company during the periods presented.

     The condensed combined financial statements include all adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the periods presented. All such adjustments are considered of a normal and recurring nature. Interim financial results of operations are not necessarily indicative of annual results. Certain financial information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted.

     The unaudited condensed combined financial statements include allocations of certain OFS and Lucent corporate headquarters' ("Corporate") assets, liabilities, and expenses. General Corporate overhead has historically been included in the historical results of

LUCENT FIBER OPTIC CABLE
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

     OFS based on the ratio of OFS' costs and expenses to Lucent's costs and expenses or based on OFS' revenue as a percentage of Lucent's total revenue. Once allocated to OFS, management has allocated these charges among its product units described above. The amounts allocated to FOC are primarily based on FOC's revenues as a percentage of OFS' total revenues. These allocations are costs associated with corporate finance, corporate information services, human resource services, corporate sales, and compensation and benefits.

     In addition to the above allocations, OFS is charged by Lucent for specific usage of Corporate functions. These charges are assessed based upon OFS' usage of real estate, computer services and other related assets and human resources. The unaudited condensed combined financial statements include a charge for specific usage of corporate functions based on FOC's revenues as a percentage of OFS' total revenues.

     The accompanying unaudited condensed combined balance sheets and statements of operations also include allocations of assets, liabilities and expenses recorded at Corporate that relate to FOC based upon either specific identification, FOC's revenues as a percentage of total Lucent revenues or FOC's headcount and salaries as a percentage of total Lucent headcount and salaries. These allocations include compensation and benefit assets and liabilities and certain computer equipment and capitalized software held for internal use in Lucent Corporate accounts and related expenses. These corporate allocations have not historically been included in FOC's financial statements but are included herein for carve out purposes.

     FOC  employees are currently  participants  in the Lucent  pension and
     post-retirement            benefit           plans.           Pension,
     post-retirement/post-employment and other compensation and benefit charges are allocated to FOC based on the headcount and salary levels associated with FOC's employees for the periods presented.

     The following tables summarize Corporate, compensation and benefit costs, and other allocations made by Lucent to the unaudited condensed combined statements of operations of FOC:

LUCENT FIBER OPTIC CABLE
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

                                                                              (UNAUDITED)
                                                                          NINE MONTHS ENDED
                                                                               June 30,
                                                                        2001              2000
     Allocations to FOC
       Lucent corporate charges                                  $      57,569    $         47,074
       Marketing and sales charges                                      48,332              57,330
       Pension credit                                                  (43,435)            (17,155)
       Post-retirement and post-employment charges                      14,454               3,723
       Other compensation and benefit charges                           15,695               9,636
                                                                ---------------  ------------------
                                                                 $      92,615    $        100,608
                                                                ---------------  ------------------
     Classification of allocations in the Statement
       of Operations
         Cost of revenues                                        $      18,293    $         22,876
         Research and development                                       10,363               8,218
         Marketing and sales                                            40,326              43,215
         General and administrative                                     23,633              26,299
                                                                ---------------  ------------------
                                                                 $      92,615    $        100,608
                                                                ---------------  ------------------

LUCENT FIBER OPTIC CABLE
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

     CASH AND CASH EQUIVALENTS
     Cash  and  cash  equivalents  in  the  unaudited   condensed  combined
     financial statements represent amounts held by FOC's combined ventures. Lucent uses a centralized approach to cash management and the financing of its operations. Cash deposits from FOC's business are transferred to Lucent on a regular basis and are netted against the owner's net investment account. As a result, Lucent's cash, cash equivalents and debt held at the Corporate level (and related interest income or expense) were not allocated to FOC in the unaudited condensed combined financial statements. As described above, FOC is a participant in Lucent's centralized cash management program. As a result, FOC will remit proceeds generated from the business to Lucent and draw cash from Lucent to support its working capital and capital expenditure needs. FOC does not maintain a treasury function independent of the treasury services provided by Lucent. Functions such as credit and foreign currency risk management strategies are carried out in the aggregate at the Corporate level.

     ACCOUNTS RECEIVABLE
     OFS operates as a division within a reportable segment of Lucent. As such, FOC's historical combined financial statements only specifically identified the accounts receivable balances associated with certain combined ventures not subject to the Corporate management function previously described. The accounts receivable balances reported in the accompanying unaudited condensed combined financial statements for entities subject to Corporate cash management were derived by calculating days of sales outstanding ("DSO") metrics consistent with the accounts receivable experience for the four largest customers. This metric was applied against the revenues specifically generated by those customers. The specific regional DSO was applied against the remainder of the revenues not associated with those four customers. FOC's share of the allowance for doubtful accounts has been computed based upon FOC's accounts receivable as a percentage of total Lucent's Service Provider Networks division accounts receivable.

     PENSION ASSETS AND BENEFIT OBLIGATION
     The prepaid pension asset allocation represents FOC's allocated share of Lucent's pension plan asset based on the headcount and salary levels associated with FOC employees for the periods presented. Benefit obligations primarily consist of FOC's allocated share of Lucent's post retirement plan liability and are based on the headcount and salary levels associated with FOC's employees for the periods presented.

     ACCOUNTS PAYABLE

     Historically, the accounts payable balance was tracked only for the combined ventures domestically and internationally. However, for June 30, 2001 all accounts payable balances related to the U.S. entities, other than for materials purchases, were specifically identified. Where specific identification of materials purchases could not be performed, the accounts payable balance was derived by calculating days payable outstanding metrics. These metrics were applied against materials purchased from all vendors.

LUCENT FIBER OPTIC CABLE
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

2.   PENDING SALE OF OFS

     On July 24, 2001, Lucent announced that it has entered into an agreement to sell OFS to The Furukawa Electric Co., Ltd. ("Furukawa") and Corning Incorporated ("Corning") for an aggregate purchase price of $2.75 billion. Lucent will receive $2.525 billion from Furukawa for the major portion of the business. Corning will pay $225 million for two Chinese joint ventures: Lucent Technologies Shanghai Fiber Optic Co. Ltd. and Lucent Technologies Beijing Fiber Optic Cable Co., Ltd. In addition, Furukawa and CommScope, Inc. ("CommScope") have agreed to form joint ventures that will own and operate FOC. These transaction closings are subject to U.S. and foreign governmental approvals and other customary closing conditions.

     These unaudited condensed combined financial statements do not necessarily reflect the assets, liabilities and equity that will be transferred to Furukawa and Corning (the "Buyers") upon consummation of the transaction. Based upon the terms and conditions of the transaction, the significant items transferred to the Buyers include inventories, property, plant and equipment, leases, intellectual property, existing customer contracts, and Lucent's equity interests held in OFS joint ventures. Other items, including the remaining assets and liabilities of OFS, such as accounts receivable, accounts payable and product warranty obligations, will remain with Lucent. Upon closing of the transaction, employees of OFS will become fully vested in their Lucent stock options. OFS employees will have 90 days from the date of transaction closing to exercise their stock options.

3.   SUPPLEMENTARY FINANCIAL INFORMATION

                                                                     (UNAUDITED)
                                                                       June 30,         September 30,
                                                                        2001                2000
     Inventories
       Raw materials                                              $      42,446        $      10,648
       Work-in-process                                                   93,617               91,338
       Finished goods                                                    72,064               64,865
                                                                  --------------       --------------
             Total inventories                                    $     208,127        $     166,851
                                                                  --------------       --------------

     Property, plant and equipment, net
       Land and improvements                                      $      26,422        $      26,983
       Buildings and improvements                                       262,493              259,089
       Machinery, electronic and other equipment                      1,073,430            1,085,861
       Construction-in-progress                                         262,838                7,603
                                                                  --------------       --------------
             Total property, plant and equipment                      1,625,183            1,379,536

       Less: accumulated depreciation                                  (678,301)            (586,820)
                                                                  --------------       --------------
             Property, plant and equipment, net                   $     946,882        $     792,716
                                                                  --------------       --------------


                                     9


LUCENT FIBER OPTIC CABLE
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(U.S. DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

                                                                   NINE MONTHS ENDED
                                                                         June 30,
                                                                  2001             2000
     Depreciation of property, plant and equipment            $  79,657         $  67,790



4.   SEGMENT REPORTING

     FOC has identified the following geographic reportable segments: North America, Europe/Middle East/Africa, and Other. Other includes Central America, Latin America and Asia Pacific. The chief operating decision-makers of FOC evaluate the business on a global basis with consideration of resource allocation on a geographic basis. FOC evaluates segment performance based on operating income. All intercompany transactions between segments have been eliminated. Segment results are as follows:

                                                                        EUROPE/
                                                                        MIDDLE
                                                         NORTH           EAST/                        COMBINED
                                                        AMERICA         AFRICA          OTHER           TOTAL
                                                    --------------- -------------- --------------- --------------
NINE MONTHS ENDED JUNE 30, 2001 (UNAUDITED)

Total revenues                                           $ 901,636      $ 112,345       $ 121,268    $ 1,135,249
Depreciation and amortization                               79,331          2,219             379         81,929
Operating income (loss)                                    176,308        (17,573)          3,916        162,651
Long-lived assets                                          920,375         18,775           7,732        946,882
Capital expenditures                                       218,087          1,128           4,103        223,318

NINE MONTHS ENDED JUNE 30, 2000 (UNAUDITED)

Total revenues                                           $ 759,381      $ 119,500       $  96,612    $   975,493
Depreciation and amortization                               67,125          2,245               -         69,370
Operating income (loss)                                     22,594        (24,744)         (8,633)       (10,783)
Long-lived assets                                          693,466         20,011               -        713,477
Capital expenditures                                       104,437         12,636               -        117,073


5.      COMMITMENTS AND CONTINGENCIES

        FOC has five supply agreements in place with key suppliers that extend beyond fiscal 2001. The agreements commit FOC to purchases of $1.5 billion and are effective through 2005. Penalty clauses are also included in the agreements and are based on the failure of FOC to purchase agreed upon volumes.

        Through November 2001, the Company believes that it will not achieve the agreed upon purchase volumes in contracts with certain suppliers. The Company is currently re-negotiating the terms with such suppliers and may incur some penalties for failure to achieve the agreed upon purchase commitments.

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